Exhibit 99.2

Lawson Software Operating Income Rises 26 Percent in Second Quarter Fiscal 2010

Company reports GAAP EPS of $0.02 and non-GAAP EPS of $0.09

ST. PAUL, Minn.--(BUSINESS WIRE)--January 7, 2010--Lawson Software, Inc. (Nasdaq: LWSN) today reported financial results for its second quarter of fiscal year 2010, which ended Nov. 30, 2009. Total revenues were $184.4 million with GAAP net income of $2.8 million, or $0.02 per diluted share. This compares to 2009 second quarter revenues of $206.4 million with GAAP net income of $3 million, or $0.02 per diluted share.

Non-GAAP net income for the second quarter of fiscal 2010 was $15.6 million, or $0.09 per diluted share, compared to $16.7 million, or $0.10 in the second quarter of fiscal 2009. Second quarter fiscal 2010 non-GAAP net income and earnings per diluted share exclude $15.5 million of amortization, restructuring, non-cash stock-based compensation, non-cash interest expense and a pre-merger claims reserve adjustment. Non-GAAP net income and earnings per diluted share include a provision for income taxes based upon an estimated rate of 37 percent, which is applied consistently throughout the year.

“Lawson’s operating profit continued to improve in the second quarter,” said Harry Debes, Lawson president and chief executive officer. “Our revenue results exceeded our guidance and our non-GAAP earnings meet the high end of our guidance range. While the economy remains challenging overall, our strategy of focusing on targeted vertical markets is helping us achieve our performance objectives.”

The company’s results were impacted by a decline in the value of the U.S. dollar relative to the value of foreign currencies as compared to the prior year period. The company estimates currency fluctuations had a negative $0.02 impact on GAAP net earnings per diluted share and no impact on non-GAAP net earnings per diluted share for the second quarter.

Implementation of Accounting Guidance on Convertible Debt Securities (formerly FSP APB 14-1)

Second quarter fiscal 2010 GAAP net income includes $2.1 million of incremental non-cash interest expense resulting from the implementation of a new accounting standard related to the company’s convertible notes. This non-cash interest expense is excluded from the company’s non-GAAP results. Results for fiscal 2009 have been adjusted to reflect the retroactive implementation of this accounting standard. Second quarter fiscal 2009 GAAP net income includes $2 million of incremental non-cash interest expense.

Acquisition of Healthvision

Lawson Software also announced today its intent to acquire privately-held Healthvision Solutions, Inc., a Dallas-based company providing integration and application technology and related services to hospitals and large healthcare organizations. The transaction is expected to close in January 2010 subject to customary regulatory approvals. Please refer to the 8-K filed with the Securities and Exchange Commission on Jan. 7, 2010 for further information on the acquisition.

Financial Guidance

For the third quarter of fiscal 2010, which ends Feb. 28, 2010 the company is providing guidance for Lawson only as the announced acquisition of Healthvision has not closed. The company estimates total revenues of $174 million to $178 million. The company anticipates GAAP fully diluted earnings per share will be $0.02 to $0.04. Non-GAAP fully diluted earnings per share are forecasted to be $0.07 to $0.09, excluding approximately $11 million of pre-tax expenses for amortization, non-cash interest expense and non-cash stock-based compensation. The non-GAAP effective tax rate for the third quarter is estimated at 37 percent, which the company expects to apply consistently throughout the fiscal year. Guidance for the third fiscal quarter uses foreign exchange rates as of the end of December 2009.

Conference Call, Webcast and Key Metrics

The company will host a conference call and webcast to discuss its second quarter results and future outlook at 5:00 p.m. EST (4:00 p.m. CST) Jan. 7, 2010. Interested parties may also listen to the call by dialing 1-888-455-9644 (or 1-212-287-1631) and using the passcode "LWSN." Interested parties should access the webcast at www.lawson.com/investor or dial into the conference call approximately 10-15 minutes before the scheduled start time.

A replay will be available approximately one hour after the webcast and conference call concludes and will remain available for one week. To access the replay, dial 1-866-512-0469 or 1-203-369-1969 for international callers. The webcast will also remain on www.lawson.com/investor for approximately one week. Additional key business metrics are also available at the Lawson Investor Relations web page.

About Lawson Software

Lawson Software provides software and service solutions to 4,500 customers in equipment service management and rental, fashion, food & beverage, healthcare, manufacturing & distribution, public sector (United States), service industries, and strategic human capital management across 40 countries. Lawson Software is a global provider of enterprise software, services and support to customers primarily in three sectors: services, trade and manufacturing/distribution. Lawson’s solutions include Enterprise Performance Management, Human Capital Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com. For Lawson’s listing on the Third North exchange in Sweden, Remium AB is acting as the Certified Adviser.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; general economic conditions; the impact of foreign currency exchange rate fluctuations; continuation of the global recession and credit crisis; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries and other risk factors listed in the company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Lawson Software reports non-GAAP financial results including non-GAAP net income (loss) and non-GAAP net income (loss) per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance and an alternative perspective of our results of operations. Our primary non-GAAP adjustments are described in detail below. We use these non-GAAP measures to assess our operating performance, to develop budgets, to serve as a measurement for incentive compensation awards and to manage expenditures. Presentation of these non-GAAP measures allows investors to review our results of operations from the same perspective as management and our Board of Directors. Lawson has historically reported similar non-GAAP financial measures to provide investors an enhanced understanding of our operations, facilitate investors’ analysis and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies including those that have recently made significant acquisitions.

The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for each period presented, which are attached to this release.

Our primary non-GAAP reconciling items are as follows:

Purchase accounting impact on revenue - Lawson's non-GAAP financial results include pro forma adjustments for deferred maintenance and consulting revenues that we would have recognized under GAAP but for the related purchase accounting. The deferred revenue for maintenance and consulting on the acquired entity’s balance sheet, at the time of the acquisition, was eliminated from GAAP results as part of the purchase accounting for the acquisition. As a result, our GAAP results do not, in management’s view, reflect all of our maintenance and consulting activity. We believe the inclusion of the pro forma revenue adjustment provides investors a helpful alternative view of Lawson’s maintenance and consulting operations.

Amortization of purchased maintenance contracts – We have excluded amortization of purchased maintenance contracts from our non-GAAP results. The purchase price related to these contracts is being amortized based upon the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the contracts. We believe that the exclusion of the amortization expense related to the purchased maintenance contracts provides investors an enhanced understanding of our results of operations.

Incremental non-cash interest related to convertible debt - We have excluded the incremental non-cash interest expense related to our $240.0 million in 2.5% senior convertible notes that we are required to recognize under accounting guidance for convertible debt securities from our non-GAAP results of operations for all periods presented, including a retrospective restatement of GAAP results upon our adoption of accounting guidance for convertible debt securities on June 1, 2009. This accounting guidance requires us to recognize significant additional non-cash interest expense based on the market rate for similar debt instruments that do not contain a comparable conversion feature. We have allocated a portion of the proceeds from the issuance of the senior notes to the embedded conversion feature resulting in a discount on our senior notes. The debt discount is being amortized as additional non-cash interest expense over the term of the notes using the effective interest method. These non-cash interest charges are not included in our operating plans and are not included in management’s assessment of our operating performance. We believe that the exclusion of the non-cash interest charges provides a useful alternative for investors to evaluate the cost structure of our operations in a manner consistent with our internal evaluation of our cost structure.

Stock-based compensation - Expense related to stock-based compensation has been excluded from our non-GAAP results of operations. These charges consist of the estimated fair value of share-based awards including stock option, restricted stock, restricted stock units and share purchases under our employee stock purchase plan. While the charges for stock-based compensation are of a recurring nature, as we grant stock-based awards to attract and retain quality employees and as an incentive to help achieve financial and other corporate goals, we exclude them from our results of operation in assessing our operating performance. These charges are typically non-cash and are often the result of complex calculations using an option pricing model that estimates stock-based awards’ fair value based on factors such as volatility and risk-free interest rates that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in our operating plans. In addition, we believe the exclusion of these charges facilitates comparisons of our operating results with those of our competitors who may have different policies regarding the use of stock-based awards.

Pre-merger claims reserve adjustment – We have excluded the adjustment to our pre-merger claims reserve from our non-GAAP results. As part of the purchase accounting relating to the Intentia transaction, we established a reserve for Intentia customer claims and disputes that arose before the acquisition which were originally recorded to goodwill. As we are outside the period in which adjustments to such purchase accounting is allowed, adjustments to the reserve are recorded in our general and administrative expenses under GAAP. We do not consider the adjustments to this reserve established under purchase accounting in our assessment of our operating performance. Further, since the original reserve was established in purchase accounting, the original charge was not reflected in our operating statement. We believe that the exclusion of the pre-merger claims reserve adjustment provides investors an appropriate alternative view of our results of operations and facilitates comparisons of our results period-over-period.

Restructuring - We have recorded various restructuring charges related to actions taken to reduce our cost structure to enhance operating effectiveness and improve profitability and to eliminate certain redundancies in connection with acquisitions. These restructuring activities impacted different functional areas of our operations in different locations and were undertaken to meet specific business objectives in light of the facts and circumstances at the time of each restructuring event. These charges include costs related to severance and other termination benefits as well as costs to exit leased facilities. These restructuring charges are excluded from management’s assessment of our operating performance. We believe that the exclusion of the non-recurring restructuring charges provide investors an enhanced view of the cost structure of our operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.

Amortization – We have excluded amortization of acquisition-related intangible assets including purchased technology, client lists, customer relationships, trademarks, order backlog and non-compete agreements from our non-GAAP results. The fair value of the intangible assets, which was allocated to these assets through purchase accounting, is amortized using accelerated or straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets. While these non-cash amortization charges are recurring in nature and the underlying assets benefit our operations, this amortization expense can fluctuate significantly based on the nature, timing and size of our past acquisitions and may be affected by any future acquisitions. This makes comparisons of our current and historic operating performance difficult. Therefore, we exclude such accounting expenses when analyzing the results of all our operations including those of acquired entities. We believe that the exclusion of the amortization expense of acquisition-related intangible assets provides investors useful information facilitating comparison of our results period-over-period and with other companies in the software industry as they each have their own acquisition histories and related adjustments.

LAWSON SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in USD thousands, except per share data)
(unaudited)
	Three Months Ended		% Increase (Decrease) as reported	% Increase (Decrease) at constant currency
	Nov. 30, 2009	Nov. 30, 2008 (1) (as adjusted)
Revenues:
License fees	$28,371	$30,061	(6%)	(10%)
Maintenance	85,152	90,083	(5%)	(3%)
Software revenues	113,523	120,144	(6%)	(5%)
Consulting	70,899	86,213	(18%)	(22%)
Total revenues	184,422	206,357	(11%)	(12%)

Cost of revenues:
Cost of license fees	5,407	6,648	(19%)	(26%)
Cost of maintenance	16,922	17,373	(3%)	(6%)
Cost of Software revenues	22,329	24,021	(7%)	(12%)
Cost of consulting	59,943	73,710	(19%)	(22%)
Total cost of revenues	82,272	97,731	(16%)	(19%)
Gross profit	102,150	108,626	(6%)	(5%)

Operating expenses:
Research and development	22,273	22,542	(1%)	(3%)
Sales and marketing	40,000	42,986	(7%)	(9%)
General and administrative	19,598	22,165	(12%)	(11%)
Restructuring	4,676	7,717	(39%)	(47%)
Amortization of acquired intangibles	1,945	2,358	(18%)	(21%)
Total operating expenses	88,492	97,768	(9%)	(12%)
Operating income	13,658	10,858	26%	90%

Other income (expense), net:
Interest income	245	1,987	(88%)	(88%)
Interest expense	(4,594)	(3,940)	17%	16%
Other income (expense), net	(62)	201	NA	NA
Total other income (expense), net	(4,411)	(1,752)	NA	NA

Income before income taxes	9,247	9,106	2%	54%
Provision for income taxes	6,493	6,079	7%	5%
Net income	$2,754	$3,027	(9%)	+++
Net income per share:
Basic	$0.02	$0.02
Diluted	$0.02	$0.02

Weighted average common shares outstanding:
Basic	161,402	162,456	(1%)
Diluted	165,164	164,527	0%

We provide the percent change in the results from one period to another using constant currency disclosure to adjust year-over-year measurements for impacts due to currency fluctuations. Constant currency changes should be considered in addition to, and not as a substitute for changes in revenues, expenses, income, or other measures of financial performance prepared in accordance with US GAAP. We calculate constant currency changes by converting entities’ financial results for the prior year period that are reported in currencies other than the United States dollar at the exchange rate in effect for the current period rather than the previous period.
(1) Adjusted to reflect adoption of accounting guidance for convertible debt securities.

LAWSON SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in USD thousands, except per share data)
(unaudited)
	Six Months Ended		% Increase (Decrease) as reported	% Increase (Decrease) at constant currency
	Nov. 30, 2009	Nov. 30, 2008 (1) (as adjusted)
Revenues:
License fees	$54,306	$51,186	6%	5%
Maintenance	170,582	179,192	(5%)	(1%)
Software revenues	224,888	230,378	(2%)	0%
Consulting	128,526	166,895	(23%)	(22%)
Total revenues	353,414	397,273	(11%)	(9%)

Cost of revenues:
Cost of license fees	10,334	11,980	(14%)	(17%)
Cost of maintenance	32,481	34,247	(5%)	(3%)
Cost of Software revenues	42,815	46,227	(7%)	(7%)
Cost of consulting	111,778	146,157	(24%)	(22%)
Total cost of revenues	154,593	192,384	(20%)	(18%)
Gross profit	198,821	204,889	(3%)	(1%)

Operating expenses:
Research and development	42,891	44,460	(4%)	0%
Sales and marketing	75,877	89,477	(15%)	(13%)
General and administrative	38,847	41,454	(6%)	(4%)
Restructuring	4,751	7,486	(37%)	(45%)
Amortization of acquired intangibles	3,825	4,985	(23%)	(22%)
Total operating expenses	166,191	187,862	(12%)	(10%)
Operating income	32,630	17,027	92%	109%

Other income (expense), net:
Interest income	563	5,035	(89%)	(89%)
Interest expense	(9,044)	(7,899)	14%	15%
Other income (expense), net	(160)	273	NA	NA
Total other income (expense), net	(8,641)	(2,591)	NA	NA

Income before income taxes	23,989	14,436	66%	77%
Provision for income taxes	15,258	15,100	1%	1%
Net income (loss)	$8,731	$(664)	+++	+++
Net income (loss) per share:
Basic	$0.05	$0.00
Diluted	$0.05	$0.00
Weighted average common shares outstanding:
Basic	161,256	165,425	(3%)
Diluted	164,635	165,425	(0%)

We provide the percent change in the results from one period to another using constant currency disclosure to adjust year-over-year measurements for impacts due to currency fluctuations. Constant currency changes should be considered in addition to, and not as a substitute for changes in revenues, expenses, income, or other measures of financial performance prepared in accordance with US GAAP. We calculate constant currency changes by converting entities’ financial results for the prior year period that are reported in currencies other than the United States dollar at the exchange rate in effect for the current period rather than the previous period.
(1) Adjusted to reflect adoption of accounting guidance for convertible debt securities.

LAWSON SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(in USD thousands)
(unaudited)
	Nov. 30, 2009	May 31, 2009 (1) (as adjusted)
ASSETS

Current assets:
Cash and cash equivalents	$360,463	$414,815
Restricted cash – current	9,400	9,208
Trade accounts receivable, net	120,169	152,666
Income taxes receivable	723	4,242
Deferred income taxes – current	19,085	18,909
Prepaid expenses and other current assets	51,829	52,255
Total current assets	561,669	652,095

Restricted cash - non-current	931	1,786
Property and equipment, net	54,764	55,641
Goodwill	502,572	470,274
Other intangibles assets, net	83,413	91,701
Deferred income taxes - non-current	39,288	39,835
Other assets	14,120	13,149

Total assets	$1,256,757	$1,324,481

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Long-term debt – current	$3,926	$4,591
Accounts payable	5,983	14,018
Accrued compensation and benefits	70,754	73,976
Income taxes payable	4,585	4,512
Deferred income taxes – current	8,019	5,652
Deferred revenue – current	181,904	279,041
Other current liabilities	40,041	56,308
Total current liabilities	315,212	438,098

Long-term debt – non-current	220,974	217,333
Deferred income taxes - non-current	17,549	16,827
Deferred revenue – non-current	11,536	13,482
Other long-term liabilities	14,648	14,781

Total liabilities	579,919	700,521

Stockholders’ equity:
Common stock	2,023	2,018
Additional paid-in capital	878,296	870,722
Treasury stock, at cost	(323,836)	(324,651)
Retained earnings	49,449	40,718
Accumulated other comprehensive income	70,906	35,153
Total stockholders’ equity	676,838	623,960
Total liabilities and stockholders’ equity	$1,256,757	$1,324,481
(1) Adjusted to reflect adoption of accounting guidance for convertible debt securities.

LAWSON SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in USD thousands)
(unaudited)
	Three Months Ended		Six Months Ended
	Nov. 30, 2009	Nov. 30, 2008 (1)	Nov. 30, 2009	Nov. 30, 2008 (1)
		(as adjusted)		(as adjusted)
Cash flows from operating activities:
Net income (loss)	$2,754	$3,027	$8,731	$(664)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,736	9,510	20,778	19,770
Amortization of debt issuance costs	260	256	520	511
Amortization of debt discount	2,121	1,987	4,243	3,974
Deferred income taxes	1,659	1,998	4,891	2,138
Provision for doubtful accounts	(174)	318	467	68
Warranty provision	1,351	1,923	2,353	3,180
Net loss on disposal of assets	-	-	10	-
Excess tax benefits from stock transactions	(135)	(19)	(303)	(367)
Stock-based compensation expense	4,433	2,917	7,000	4,734
Amortization of discounts and premiums on marketable securities	-	9	-	15
Changes in operating assets and liabilities:
Trade accounts receivable	1,968	4,000	34,367	38,907
Prepaid expenses and other assets	(10,194)	8,455	1,727	3,093
Accounts payable	(2,462)	(3,338)	(8,346)	(11,455)
Accrued expenses and other liabilities	5,971	10,924	(29,962)	(8,080)
Income taxes payable/receivable	16,376	(10,323)	4,856	(5,126)
Deferred revenue	(66,267)	(74,948)	(103,477)	(108,579)
Net cash used in operating activities	(31,603)	(43,304)	(52,145)	(57,881)

Cash flows from investing activities:
Change in restricted cash	1,089	(9,808)	812	(9,407)
Proceeds from maturities and sales of marketable securities and investments	-	983	-	50,677
Purchases of property and equipment	(4,223)	(9,123)	(8,581)	(16,069)
Net cash (used in) provided by investing activities	(3,134)	(17,948)	(7,769)	25,201

Cash flows from financing activities:
Principal payments on long-term debt	(424)	(328)	(891)	(910)
Payments on capital lease obligations	(730)	(487)	(1,305)	(617)
Cash proceeds from exercise of stock options	280	114	1,477	1,547
Excess tax benefit from stock transactions	135	19	303	367
Cash proceeds from employee stock purchase plan	574	749	1,124	1,528
Repurchase of common stock	-	9,075	(1,284)	(90,966)
Net cash (used in) provided by financing activities	(165)	9,142	(576)	(89,051)
Effect of exchange rate changes on cash and cash equivalents	4,063	(7,730)	6,138	(12,862)

Net increase (decrease) in cash and cash equivalents	(30,839)	(59,840)	(54,352)	(134,593)
Cash and cash equivalents at beginning of period	391,302	360,368	414,815	435,121
Cash and cash equivalents at end of period	$360,463	$300,528	$360,463	$300,528
(1) Adjusted to reflect adoption of accounting guidance for convertible debt securities.

LAWSON SOFTWARE, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET INCOME TO CONSOLIDATED NON-GAAP NET INCOME (in USD thousands)
		Three Months Ended		Six Months Ended
		Nov. 30, 2009	Nov. 30, 2008 (1)	Nov. 30, 2009	Nov. 30, 2008 (1)
			(as adjusted)		(as adjusted)
Net income (loss), as reported		$2,754	$3,027	$8,731	$(664)
Purchase accounting impact on revenue	(2)	-	158	-	416
Purchase accounting impact on consulting		-	32	-	65
Amortization of purchased maintenance contracts		530	674	1,097	1,383
Stock-based compensation		4,433	2,917	7,001	4,734
Pre-merger claims reserve adjustment		(661)	(2,001)	(661)	(3,808)
Restructuring		4,676	7,717	4,751	7,486
Amortization		4,447	5,033	8,826	10,309
Amortization of debt discount		2,122	1,987	4,243	3,974
Tax provision	(5)	(2,681)	(2,888)	(2,963)	1,452
Non-GAAP net income		$15,620	$16,656	$31,025	$25,347

RECONCILIATION OF CONSOLIDATED GAAP TO CONSOLIDATED NON-GAAP PER SHARE EFFECT
		Three Months Ended		Six Months Ended
		Nov. 30, 2009	Nov. 30, 2008 (1)	Nov. 30, 2009	Nov. 30, 2008 (1)
			(as adjusted)		(as adjusted)
Net income (loss), as reported	(3)	$0.02	$0.02	$0.05	$(0.00)
Purchase accounting impact on revenue	(2)	-	0.00	-	0.00
Purchase accounting impact on consulting cost		-	0.00	-	0.00
Amortization of purchased maintenance contracts		0.00	0.00	0.01	0.01
Stock-based compensation		0.03	0.02	0.04	0.03
Pre-merger claims reserve adjustment		(0.00)	(0.01)	(0.00)	(0.02)
Restructuring		0.03	0.05	0.03	0.04
Amortization		0.03	0.03	0.05	0.06
Amortization of debt discount		0.01	0.01	0.03	0.02
Tax provision	(5)	(0.02)	(0.02)	(0.02)	0.01
Non-GAAP net income per share	(3) (4)	$0.09	$0.10	$0.19	$0.15

Weighted average shares – basic		161,402	162,456	161,256	165,425
Weighted average shares – diluted		165,164	164,527	164,635	168,114

SUMMARY OF NON-GAAP ITEMS (in USD thousands)
		Three Months Ended		Six Months Ended
		Nov. 30, 2009	Nov. 30, 2008 (1)	Nov. 30, 2009	Nov. 30, 2008 (1)
			(as adjusted)		(as adjusted)
Purchase accounting impact on revenue	(2)	$-	$158	$-	$416
Purchase accounting impact on consulting cost		-	32	-	65
Amortization of purchased maintenance contracts		530	674	1,097	1,383
Stock-based compensation		4,433	2,917	7,001	4,734
Pre-merger claims reserve adjustment		(661)	(2,001)	(661)	(3,808)
Restructuring		4,676	7,717	4,751	7,486
Amortization		4,447	5,033	8,826	10,309
Amortization of debt discount		2,122	1,987	4,243	3,974
subtotal pre-tax adjustments		15,547	16,517	25,257	24,559
Tax provision	(5)	(2,681)	(2,888)	(2,963)	1,452
Impact on net income		$12,866	$13,629	$22,294	$26,011
(1)	Adjusted to reflect adoption of accounting guidance for convertible debt securities.
(2)	The purchase accounting impact on deferred revenues for the three months ended November 30, 2009 and November 30, 2008, $0 and $158,000, and for the six months ended November 30, 2009 and November 30, 2008 $0 and $416,000 respectively, relates to maintenance revenues.
(3)	For calculation of EPS, basic weighted average shares are used with a net loss and diluted weighted average shares are used with net income.
(4)	Net income per share columns may not total due to rounding.
(5)	The non-GAAP provision is calculated excluding the non-GAAP adjustments on a jurisdictional basis.

LAWSON SOFTWARE, INC.
SUPPLEMENTAL NON-GAAP MEASURES
INCREASE (DECREASE) IN GAAP AMOUNTS REPORTED
(in USD thousands)
(unaudited)
	Three Months Ended		Six Months Ended
	Nov. 30, 2009	Nov. 30, 2008 (1)	Nov. 30, 2009	Nov. 30, 2008 (1)
		(as adjusted)		(as adjusted)
Revenue items
Purchase accounting impact on maintenance	$-	$158	$-	$416
Total revenue items	-	158	-	416

Cost of license items
Amortization of acquired software	(2,502)	(2,675)	(5,001)	(5,325)
Total cost of license items	(2,502)	(2,675)	(5,001)	(5,325)

Cost of maintenance items
Amortization of purchased maintenance contracts	(530)	(674)	(1,097)	(1,383)
Stock-based compensation	(394)	(65)	(535)	(117)
Total cost of maintenance items	(924)	(739)	(1,632)	(1,500)

Cost of consulting items
Purchased accounting impact on consulting	-	(32)	-	(65)
Amortization	-	-	-	1
Stock-based compensation	(842)	(164)	(1,265)	(175)
Total cost of consulting items	(842)	(196)	(1,265)	(239)

Research and development items
Stock-based compensation	(52)	(164)	(182)	(298)
Total research and development items	(52)	(164)	(182)	(298)

Sales and marketing items
Stock-based compensation	(2,029)	(544)	(2,851)	(1,000)
Total sales and marketing items	(2,029)	(544)	(2,851)	(1,000)

General and administrative items
Pre-merger claims reserve adjustment	661	2,001	661	3,808
Stock-based compensation	(1,116)	(1,980)	(2,168)	(3,144)
Total general and administrative items	(455)	21	(1,507)	664

Restructuring	(4,676)	(7,717)	(4,751)	(7,486)

Amortization of acquired intangibles	(1,945)	(2,358)	(3,825)	(4,985)

Amortization of debt discount	(2,122)	(1,987)	(4,243)	(3,974)

Tax provision (2)	(2,681)	(2,888)	(2,963)	1,452

Total adjustments	$12,866	$13,629	$22,294	$26,011

(1)	Adjusted to reflect adoption of accounting guidance for convertible debt securities.
(2)	At the beginning of the fiscal year, the company computed an estimated annual global effective non-GAAP tax rate of 37%. The non-GAAP tax rate is calculated excluding non-GAAP adjustments on a jurisdictional basis. This estimated 37% tax rate will be utilized each quarter throughout fiscal year 2010.

CONTACT:
Lawson Software
Joe Thornton, +1-651-767-6154
Media
joe.thornton@us.lawson.com
or
Barbara Doyle, +1-651-767-4385
Investors and Analysts
barbara.doyle@us.lawson.com
or
Heather Pribyl, +1-651-767-6459
Investors and Analysts
heather.pribyl@us.lawson.com